HEI Exhibit 1

EXECUTED COPY

HAWAIIAN ELECTRIC INDUSTRIES, INC.

COMMON STOCK (WITHOUT PAR VALUE)

UNDERWRITING AGREEMENT

December 2, 2008

December 2, 2008

MORGAN STANLEY & CO. INCORPORATED

GOLDMAN, SACHS & CO.

ROBERT W. BAIRD & CO. INCORPORATED

D.A. DAVIDSON & CO.

c/o Morgan Stanley & Co. Incorporated

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. Incorporated is acting as manager (the “Manager”), the number of shares of its Common Stock (without par value) set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its Common Stock (without par value) set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that the Manager of the offering shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock (without par value) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a prospectus, relating to the securities referred to therein (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated November 5, 2008 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus, including the preliminary prospectus supplement dated December 2, 2008 relating to the Shares. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means (i) the prospectus covering the Shelf Securities dated November 5, 2008 (as amended or supplemented, including by documents incorporated by reference therein, as of the date of this Agreement), (ii) the preliminary prospectus supplement dated December 2, 2008 relating to the Shares, (iii) the Final Term Sheet (as defined herein) and (iv) any other free writing prospectuses identified in Schedule I hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated by reference therein as of the date of this Agreement. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)(i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement as of the latest date as of which any part of the Registration Statement is deemed to have become effective under the Securities Act in accordance with Section 11(d) of the Securities Act and Rule 430B thereunder, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the

Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Final Term Sheet and the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, each furnished to the Manager before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Manager, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii, with corporate power and authority to own or lease its properties and conduct its business as described in the Time of Sale Prospectus; the Company does not itself conduct any business or own or lease any property in any jurisdiction outside of the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would subject the Company to any material liability or disability.

(e) Each Significant Subsidiary (as defined below), other than American Savings Bank, F.S.B. (“ASB”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Except for the Significant Subsidiaries, no Subsidiary constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X. Except as described in the Time of Sale Prospectus, there is no development relating to, or in connection with, the business of any Subsidiary (other than a Significant Subsidiary) that would reasonably be expected to have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole. As used in this Agreement, the term “Subsidiary” means each corporation, at least a majority of the outstanding voting stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries, and the term “Significant Subsidiary” means each of Hawaiian Electric Company, Inc. (“HECO”), Hawaii Electric Light Company, Inc. (“HELCO”), Maui Electric Company, Limited (“MECO”), HEI Diversified, Inc. and ASB.

(f) ASB has been duly formed and is validly existing as a federal savings bank duly chartered and in good standing under the laws of the United States; and, since the most recent date as of which information is given in the Registration Statement and the Time of Sale Prospectus, there have not been any increases in total non-accruing loans or the provision for loan losses of ASB and its subsidiaries, which increase or increases, individually or in the aggregate, would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and, other than shares of restricted stock issued under equity compensation plans which have not vested, are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable; and all issued and outstanding shares of each Significant Subsidiary, other than shares of preferred stock of HECO and its subsidiaries, are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the Time of Sale Prospectus.

(i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k) The consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles consistently applied in all material respects with respect to the periods involved, except as may be noted therein.

(l) KPMG LLP (the “Accountants”), who have audited the annual consolidated financial statements of the Company and the Subsidiaries and have audited the Company’s internal control over financial reporting and effectiveness thereof, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(m) The Company will not take or omit to take any action the taking or omission of which will in any way cause or result in the proceeds from the sale of the Shares to be applied in a manner other than as described in the Time of Sale Prospectus and the Prospectus.

(n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets used in the conduct of the Company’s or any Significant Subsidiary’s business is subject, nor will such action result in any violation of the provisions of the Company’s or any Significant Subsidiary’s charter or by-laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of its properties.

(o) Otherwise than as set forth or contemplated in the Time of Sale Prospectus, neither the Company nor any of the Subsidiaries has sustained since the date of the most recent audited financial statements incorporated by reference in the Time of Sale Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole; and, since the most recent date as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any change in the capital stock of the Company or any Significant Subsidiary (except for (i) issuances of capital stock of the Company pursuant to dividend reinvestment, stock purchase, stock option, director or employee benefit plans in effect on the date hereof, (ii) issuances of capital stock by HECO or its subsidiaries that have been approved by the Public Utilities Commission of the State of Hawaii or by any other Significant Subsidiary as disclosed in writing to the Manager and (iii) redemptions by HECO, HELCO and MECO of shares of their respective preferred stock in accordance with the terms thereof) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(p) Other than as set forth or contemplated in the Time of Sale Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that is reasonably expected to have a material adverse effect on (i) the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole, (ii) the transactions contemplated by this Agreement or any agreement or instrument to which the Company or any Subsidiary is a party and that are used or contemplated for use in the consummation of the transactions contemplated hereby or (iii) the validity or enforceability of the Shares or this Agreement.

(q) No authorization, approval, consent, license, order, registration, qualification or decree of or with any court or governmental authority or agency or public body is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement, other than such approvals, authorizations, registrations or qualifications as may be required under blue sky or other state securities laws or as have been obtained pursuant to the Securities Act.

(r) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s) Neither the Company nor HEI Investments, Inc. is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus will be, an “investment company” or “controlled” by an “investment company” in each case as such term is defined in the Investment Company Act of 1940, as amended.

(t) Except as set forth or contemplated in the Time of Sale Prospectus, and except as would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole, (i) neither the Company nor any of its Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Significant Subsidiaries have, or have applications pending for, all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Significant Subsidiaries and (iv) there are no events or circumstances known to the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Significant Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(u) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(v) The Company maintains (i) systems of internal accounting controls which are sufficient in all material respects to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(w) Other than as set forth or contemplated in the Time of Sale Prospectus, the Company and each Significant Subsidiary have all requisite power and authority, and possess all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from, and to the extent required by law are duly registered with, all governmental and regulatory officials, commissions, departments and bodies in, and are in compliance with all applicable laws, rules and regulations of or under, each jurisdiction in which any of them owns properties or assets or conducts any business as described in the Time of Sale Prospectus, where the failure to possess such authorization, approval, order, license, franchise, certificate or permit, or where the failure so to register or so to comply, would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole. Other than as set forth or contemplated in the Time of Sale Prospectus, each such authorization, approval, order, license, franchise, certificate and permit is valid and in full force and effect, and there is no proceeding pending or, to the Company’s knowledge, threatened that may lead to the revocation, termination, suspension or non-renewal of any such authorization, approval, order, license, franchise, certificate or permit; the Company and the Significant Subsidiaries have taken appropriate actions to maintain in effect or renew each such authorization, approval, order, license, franchise, certificate or permit; the Company and the Significant Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks and rights necessary for or material to the conduct of their respective business as described in the Time of Sale Prospectus; and the Company and the Significant Subsidiaries possess adequate easements, rights-of-way and other rights to use of land not owned by the Company and the Significant Subsidiaries, with such exceptions and defects as are described in the Time of Sale Prospectus or as do not materially interfere with the use made of such land by the Company and the Significant Subsidiaries or as do not have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole.

(x) Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(y) Except as set forth in the Time of Sale Prospectus, the operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)(i) The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or , to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price. The Manager may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined herein) nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Manager may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Manager’s judgment is advisable. The Company is further advised by the Manager that the Shares are to be offered to the public upon the terms set forth in the Prospectus, including at the public offering price set forth in Schedule I hereto.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time, and at the location, set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Manager.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to the Manager on the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; provided, that, for purposes of this Section 5(a), HECO’s senior unsecured debt rating or issuer rating shall be the relevant rating in respect of HECO’s special purpose revenue bonds and the rating of the bond insurer in respect of such special purpose revenue bonds shall be disregarded.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus and (ii) there shall not have been any change in the capital stock (except for (x) issuances of capital stock of the Company pursuant to dividend reinvestment, stock purchase, stock option, director or employee benefit plans in effect on the date hereof, (y) issuances of capital stock by HECO or its subsidiaries that have been approved by the Public Utilities Commission of the State of Hawaii or by any other Significant Subsidiary as disclosed in writing to the Manager and (z) redemptions by HECO, HELCO and MECO of shares of their respective preferred stock in accordance with the terms thereof) or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii) above, is in the judgment of the Manager so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) and Section 5(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge.

(d) The Underwriters shall have received on the Closing Date an opinion of Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Hawaii, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus;

(ii) to such counsel’s knowledge, the Company does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would subject the Company to any material liability or disability;

(iii) each Significant Subsidiary, other than ASB, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; ASB has been duly formed and is duly chartered as a federal savings bank under the laws of the United States; all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable; and, to such counsel’s knowledge, all of such shares, other than shares of preferred stock of HECO and its subsidiaries, are owned directly or indirectly by the Company, free and clear of any perfected liens, encumbrances or security interests, except as described in the Time of Sale Prospectus;

(iv) the Company has an authorized equity capitalization as set forth in the Time of Sale Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and, other than shares of restricted stock issued to employees that have not vested, are fully paid and non-assessable; the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) the execution and delivery by the Company of this Agreement did not, and the consummation by the Company of the transactions contemplated hereby to be performed by it and the fulfillment of the terms hereof will not, result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the material property or assets of the Company or any Significant Subsidiary is subject, nor will such action result in any violation of the provisions of the Company’s charter or bylaws or contravene or conflict with any order, rule, regulation or statute known to such counsel of any court or of any federal or state regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties, or any statute or constitutional provision of the State of Hawaii applicable to the Company or any Significant Subsidiary, except that such counsel need not express an opinion with respect to state securities or blue sky laws;

(viii) no authorization, approval, consent, license, order, registration, qualification or decree of or with any court or governmental authority or agency or public body is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement, other than such approvals, authorizations, registrations or qualifications as may be required under blue sky or other state or foreign securities laws (as to which such counsel has not been requested to and does not express any opinion) or as have been obtained under the Securities Act;

(ix) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Hawaiian Electric Industries, Inc.” and “Description of Common Stock and Preferred Stock” and (B) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(x) except for litigation and proceedings referred to in the Time of Sale Prospectus, to the best of such counsel’s knowledge, (A) neither the Company nor any Significant Subsidiary is engaged in, or threatened with, any litigation and (B) there are no governmental proceedings, or any governmental proceedings threatened, with respect to the Company or any Significant Subsidiary or their property that, in the case of either clause (A) or (B) above, such counsel (or other counsel who have permitted such counsel to rely on their opinions or reports as to litigation or proceedings that are not being principally handled by such counsel) has concluded is reasonably expected to have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole

(it being understood that, for purposes of this paragraph, “material” shall mean having a financial effect on the Company in excess of $15,000,000);

(xi) neither the Company nor HEI Investments, Inc. is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will be, an “investment company” or “controlled” by an “investment company” in each case as such term is defined in the Investment Company Act of 1940, as amended; and

(xii)(A) in the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement, at the time it became effective under the Securities Act, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act (in each case, except for the financial statements and financial schedules and other financial data included therein as to which such counsel need not express any opinion), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement, as of the latest date as of which any part of the Registration Statement is deemed to have become effective under the Securities Act in accordance with Section 11(d) of the Securities Act and Rule 430B thereunder (except for the financial statements and financial schedules and other financial data included therein as to which such counsel need not express any belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial data included therein as to which such counsel need not express any belief), on the date of this Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, (A) such counsel may state that it is expressing an opinion only as to the federal laws of the United States and the laws of the State of Hawaii, (B) such counsel may rely, as to matters of good standing and valid existence and as to matters of fact, upon certificates of government officials (provided that copies of such certificates will be furnished upon request to counsel for the Underwriters), (C) such counsel may rely, as to matters of fact, upon representations and warranties of the Company contained in this Agreement and upon certificates and representations of officers and employees of the Company (provided that copies of such certificates will be furnished upon request to counsel for the Underwriters), (D) such counsel may rely, with respect to matters involving litigation or proceedings not principally handled by such counsel’s firm, upon opinions and information upon which such counsel has been permitted to rely by other counsel representing the Company in such litigation or proceedings (provided that copies of such opinions and information will be furnished upon request to counsel for the Underwriters), (E) such counsel may state, with respect to the matters set forth in paragraph (xii)(B) above, that they have not independently verified, assume no responsibility for, and assume the accuracy, completeness or fairness of the statements in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any document incorporated by reference therein, except insofar as such statements relate to such counsel or as set forth in paragraphs (iv) and (ix) above, (F) such counsel may state that, whenever such opinion is qualified by the phrases “known to such counsel,” “to the best of our knowledge,” “to our knowledge” or “nothing has come to our attention,” or other phrases of similar import, such phrases are intended to mean the actual knowledge of information by the lawyers in such counsel’s firm who have been principally involved in drafting the Registration Statement and the Prospectus and supervising the issuance, sale and delivery of the Shares and preparing the pertinent documents and the lawyers having significant responsibility for the client relationship with the Company and general transaction representation, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in such counsel’s firm, a general search of all files or any other type of independent investigation (other than, with respect to the matters set forth in paragraph (x) above, such review of internal litigation files or inquiries of other counsel as such counsel deems necessary) and (G) such counsel may include therein such other customary qualifications reasonably acceptable to the Manager and counsel for the Underwriters. References to the Registration Statement and the Prospectus in this Section 5(d) shall include any amendments or supplements thereto at the Closing Date.

(e) The Underwriters shall have received on the Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, dated the Closing Date, with respect to certain matters relating to the execution and delivery by the Company of this Agreement and the Registration Statement, the Time of Sale Prospectus and the Prospectus, as amended or supplemented to the Closing Date, and such other related matters as the Manager may reasonably request.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Manager, from the Accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Manager and the persons named on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Manager on the applicable Option Closing Date of such documents as the Manager may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

(c) To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Shares may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Manager as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky memorandum, up to a maximum of $5,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary, to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k) To prepare a final term sheet relating to the offering of the Shares (the “Final Term Sheet”), containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file the Final Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

The Company also covenants with each Underwriter that, without the prior written consent of the Manager, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company (including the Stock Option Plan, and the Company’s employee stock ownership plan and retirement savings plan) existing on the date hereof or (D) any shares of Common Stock issued pursuant to any nonemployee director stock plan or dividend reinvestment and stock purchase plan existing on the date hereof.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter or the Company that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (including the Final Term Sheet), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Manager to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (b) trading of any securities of the Company shall have been suspended or materially limited on, or by, any exchange or any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by federal authorities or authorities in the State of Hawaii or New York or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in the judgment of the Manager, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters (except pursuant to Section 9(a), (c), (d) or (e) hereof), or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Manager at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By:	/s/ Curtis Y. Harada
	Name:	Curtis Y. Harada
	Title:	Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED GOLDMAN, SACHS & CO. ROBERT W. BAIRD & CO. INCORPORATED
D.A. DAVIDSON & CO.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Kenneth G. Pott
	Name:	Kenneth G. Pott
	Title:	Managing Director

SCHEDULE I

Registration Statement File Nos.:	333-155053, 333-155053-01 and 333-155053-02

Lock-up Restricted Period:	90 days after the date of this Agreement

Number of Firm Shares:	5,000,000 shares of Common Stock (without par value)

Number of Additional Shares	750,000 shares of Common Stock (without par value)

Purchase Price:	$22.1375 a share

Public Offering Price	$23.00 a share

Selling Concession:	$0.4830 a share

Closing Date and Time:	December 8, 2008 at 10:00 a.m. (EST)

Closing Location:	Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 Attention: Syndicate Desk

Address for Notices to the Company:	Hawaiian Electric Industries, Inc. 900 Richards Street Honolulu, Hawaii 96813 Attention: Curtis Y. Harada, Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer

Free Writing Prospectuses (in addition to the Final Term Sheet):	None

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SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated	3,000,000
Goldman, Sachs & Co.	1,000,000
Robert W. Baird & Co. Incorporated	750,000
D.A. Davidson & Co.	250,000

Total:	5,000,000

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SCHEDULE III

List of nonemployee directors and executive officers subject to lock-up

Don E. Carroll

Shirley J. Daniel

Thomas B. Fargo

Richard W. Gushman, II

Curtis Y. Harada

Constance H. Lau

Victor H. Li

A. Maurice Myers

Diane J. Plotts

Chet A. Richardson

Timothy K. Schools

James K. Scott

Kelvin H. Taketa

Barry K. Taniguchi

Jeffrey N. Watanabe

Patricia U. Wong

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EXHIBIT A

FORM OF LOCK-UP LETTER

December 2, 2008

MORGAN STANLEY & CO. INCORPORATED

GOLDMAN, SACHS & CO.

ROBERT W. BAIRD & CO. INCORPORATED

D.A. DAVIDSON & CO.

c/o Morgan Stanley & Co. Incorporated

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares of the Common Stock (without par value) of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the undersigned’s shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of the undersigned’s ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date

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hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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